EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement (No. 333-115613) on Form S-1 of Genius Products, Inc. of our report dated April 13, 2006, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Genius Products, Inc. for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP Los Angeles, California April 9, 2008